Exhibit 99.1

FOR RELEASE: Nov. 19, 2008 at 8:00 a.m. EST	INVESTOR CONTACT: Chris Holloway Nordstrom, Inc. 206-303-3290

MEDIA CONTACT: Brooke White
Nordstrom, Inc. 206-373-3030
NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND
SEATTLE – November 19 – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of $0.16 per share payable on December 15, 2008, to shareholders of record on November 28, 2008.
Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 168 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 109 full-line stores, 55 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. In addition, Nordstrom serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.
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